Exhibit 10.4

Attachment I

Isis Pharmaceuticals, Inc.
2011 Equity Incentive Plan

Option Agreement
(Nonstatutory Stock Option)

For Options Granted After September 30, 2015

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Isis Pharmaceuticals, Inc. (the “Company”) has granted you an option under its 2011 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Capitalized terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.             Vesting.  Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.             Number of Shares and Exercise Price.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3.             Exercise Restriction for Non-Exempt Employees.  In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4.             Method of Payment.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)            Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

1

(b)            Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

5.             Minimum Number of Whole Shares.  You may exercise your option only for whole shares of Common Stock.  The minimum number of shares with respect to which you may exercise your option at any one time is 250, unless the number of shares available for exercise equals less than 250 shares, in which case the minimum number of shares you may exercise must equal the number of shares then available for exercise.

6.             Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7.             Term.  You may not exercise your option before the commencement or after the expiration of its term.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)            three months after the termination of your Continuous Service for any reason other than upon your Disability, retirement or death; provided, however, that if during any part of such three month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three months after the termination of your Continuous Service; and if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant specified in your Grant Notice, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant specified in your Grant Notice or (B) the date that is three months after the termination of your Continuous Service, or (y) the Expiration Date;

(b)            12 months after the termination of your Continuous Service due to your Disability;

(c)            18 months after the termination of your Continuous Service due to your retirement; provided that (i) you were over the age of 55 at the time of such retirement and (ii) you had been providing Continuous Service to the Company as an Employee, Director or Consultant (or any combination thereof) for a continuous and uninterrupted period of at least five years prior to such retirement;

(d)            18 months after your death if you die during your Continuous Service;

(e)            the Expiration Date indicated in your Grant Notice; or

(f)            the day before the seventh anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 7(a), 7(b) or 7(c) above, the term of your option shall not expire until the earlier of 18 months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth anniversary of the Date of Grant.

8.             Exercise.

(a)            You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)            By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)            If (i) you have not exercised your option in full by the 10th business day prior to the expiration of this option, (ii) at such time you are a current employee of the Company or were an employee of the Company within the previous 90 days, (iii) you have not otherwise instructed the broker to exercise this option prior to expiry under a separate Company-approved Rule 10b5-1 Plan, and (iv) the prevailing market price of the Common Stock exceeds the Exercise Price per share of this option, then you authorize the Company’s external stock plan administrator (“Administrator”) to, in its sole discretion, without obligation, and in compliance with all applicable legal conditions and restrictions, exercise this option on your behalf and sell the number of whole shares of Common Stock having a Fair Market Value sufficient to cover the aggregate exercise price plus the minimum amount of tax required to be withheld by law (such number of shares to be determined by the Company as of the date of exercise), and to remit payment of such exercise price and withholding amounts to the Company.  In addition, you authorize the Company to, in its sole discretion and in compliance with all applicable legal conditions and restrictions, take any action it deems necessary or appropriate to effect such an exercise and sale.

Notwithstanding the foregoing, the Company may, in its sole discretion, without obligation, and in lieu of the automatic exercise and sale set forth above, effect a “net exercise” arrangement to cover the aggregate exercise price and minimum amount of the tax to be withheld by the Company by law, each as further described in Section 5(c)(iv) and Section 8(f) of the Plan.

You will take all necessary and appropriate actions to effect the exercise and sale under this section, including but not limited to completing any exercise forms or authorizations.  You hereby authorize and appoint each of Administrator and the Company’s Corporate Secretary to serve, individually or collectively, as your agent and attorney-in-fact and, in accordance with the terms of this section, to effect the exercise and sale of your option.  You will pay the Company an administrative fee of $100 in connection with any exercise or sale under this section.

This Section 8(c) is intended to meet the requirements of, and comply with, Rule 10b5-1 (c) under the Exchange Act.

9.             Transferability.   Your option is not transferable, except (1) by will or by the laws of descent and distribution, (2) pursuant to a domestic relations order, (3) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (4) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under Rule 701 of the Securities Act.

10.          Option not a Service Contract.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.          Withholding Obligations.

(a)            At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

(b)            Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).  If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option.  Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise.  Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)            You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

12.          Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

13.         Notices.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14.          Governing Plan Document.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.